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                                    EXHIBIT 5.1
                            OPINION OF STIKEMAN, ELLIOTT
                           [Stikeman, Elliott Letterhead]
                                  October 22, 1999

Intertape Polymer Group Inc.
110 E. Montee de Liesse Blvd.
St. Laurent, Quebec
Canada  H4T 1N4

     RE:  REGISTRATION STATEMENT ON FORM S-8

Dear Sirs/Madames:

     We have reviewed the registration statement on Form S-8 to be filed by Intertape Polymer Group Inc. (the "Registrant"), with the United States Securities and Exchange Commission (the "SEC") on or about October 25, 1999 (the "Registration Statement") in connection with the registration under the United States Securities Act of 1933, as amended, of an aggregate of 2,405,242 common shares, no par value, (the "Shares") of the Registrant issuable pursuant to the Registrant's Amended Executive Stock Option Plan (the "Plan"). As the Registrant's Canadian general counsel, we have examined and relied as to matters of fact upon, documents filed with the SEC by the Registrant, and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and such questions of law, as we have considered necessary or appropriate for the purposes of the following opinion. In such examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Upon the basis of such examination, it is our opinion that the Shares reserved for issuance (the "Reserved Shares") pursuant to the Plan, have been duly authorized and upon issuance thereof in accordance with the terms of the Plan and any agreement evidencing the options being exercised, will be validly issued as fully-paid and non-assessable.

     The foregoing opinion is limited to the laws of the Province of Quebec, Canada, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We have relied as to certain matters on information obtained from officials of the Registrant and other sources believed by us to be responsible.

     We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name whenever appearing in the Registration Statement and any documents incorporated therein by reference, and any amendments to the Registration Statement.

                                   Yours very truly,

                                   STIKEMAN, ELLIOTT

                                   / Stikeman, Elliott /


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